Exhibit 10.2(a)
CenturyTel, Inc.
1983 Restricted Stock Plan
(as amended and restated as of May 28, 2009)

W I T N E S S E T H:

WHEREAS, on February 21, 1984, CenturyTel, Inc. (formerly Century Telephone Enterprises, Inc.), a Louisiana corporation (“CenturyTel”), executed a plan providing for awards of restricted stock to key employees on terms and conditions substantially similar to those set forth herein, which plan was amended and restated on November 16, 1995 (the “Plan”); and

WHEREAS, the Plan was further amended by CenturyTel’s Board of Directors on November 21, 1996, February 25, 1997, February 25, 1998, April 17, 2000, April 25, 2001 and May 28, 2009 (the “Amendments”); and

WHEREAS, CenturyTel wishes to restate the Plan to incorporate the Amendments;

NOW THEREFORE, the Plan is hereby amended and restated in its entirety as of May 28, 2009 to read as follows:

1.           Purpose.  The purpose of the 1983 Restricted Stock Plan is to aid CenturyTel, Inc. (“CenturyTel”) in securing and retaining key employees of outstanding ability, and to motivate such individuals to exert their best efforts on behalf of the Company.  In addition, the Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their ownership or increased ownership of the Company’s Common Stock.  This Plan may be utilized in conjunction with other short or long term incentive plans at the discretion of the Board of Directors.

2.           Definitions.  As used in this Plan, the following terms shall have the meanings indicated:

(a)	“Board of Directors” or “Board” shall mean not less than a quorum of the whole Board of Directors of Century Telephone Enterprises, Inc.

(b)
“Committee” shall mean the Compensation Committee of the Board of Directors of the Company or a subcommittee of the Compensation Committee.  The Committee shall consist of two or more members of the Board of Directors, each of whom shall qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as currently in effect or any successor rule.

(c)	“Common Stock” shall mean the Company’s presently authorized shares of Common Stock as this definition may be modified as provided in Section 7 of the Plan.

(d)	“Company” shall mean CenturyTel, Inc. and its subsidiaries.

(e)
“Fair Market Value” shall be determined as follows:  (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date or, if shares are not traded on such day, on the next preceding trading date, (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date or, if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

(f)
“Participant” shall mean any person who is employed by the Company on a full-time basis, is compensated for such employment by a regular salary, and in the opinion of the Committee is either one of the key employees of the Company in a position to contribute materially to the continued growth and development and future financial success of the Company or one who has made a significant contribution to the Company’s operations, thereby meriting special recognition.

(g)	“Plan” shall mean the CenturyTel, Inc. 1983 Restricted Stock Plan.

(h)
“Retirement Date” shall be the date on which a Participant attains age fifty-five (55) and has completed ten (10) full years of employment with the Company.  The Participant’s years of employment with the Company shall be determined by accumulating such Participant’s full months of employment with the Company, in the aggregate and without regard to whether such employment was continuous, and dividing such amount by twelve (12).

(i)	“Subsidiary” shall mean any corporation in which the Company owns, directly or indirectly through subsidiaries, at least fifty percent (50%) of the combined voting power of all classes of stock.

3.           Stock Subject to the Plan.  The maximum number of shares of Common Stock which may be awarded under the Plan after May 28, 2009 shall not exceed an aggregate of 366,416 shares.  All such stock shall be shares of Common Stock which have been authorized but unissued or treasury shares.  Shares of stock awarded under the Plan and later reacquired by the Company pursuant to the Plan shall again become available for awards under the Plan.

4.           Administration.  The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, the Committee shall have exclusive power to select the employees to whom shares of Common Stock will be awarded under the Plan, to determine the number of shares to be awarded to each employee selected, and to determine the time or times when shares will be awarded.  The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as the Committee deems necessary or advisable.  The Committee’s interpretations of the Plan, and all determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  A majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee shall be deemed the action of the Committee.  With respect to Participants who are not subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is not subject to Section 162(m) of the Internal Revenue Code, the Committee may delegate to an appropriate officer of the Company its authority to designate Participants, to set the terms of the grants of restricted stock hereunder to such Participants and to take any and all action with respect to grants to such Participants that the Committee could take under the terms hereof.

5.           Eligibility.  The individuals who shall be eligible to participate in the Plan shall be any full-time employee of the Company.

6.           Grant of Shares.  The eligible Employees who shall receive shares of Common Stock under the Plan, the number of shares to be received by each such employee, and, subject to the provisions of Section 7, the conditions under which such shares must be returned to the Company, shall be determined by the Committee.

7.           Terms and Conditions of Awards.  All shares of Common Stock awarded to  Participants under this Plan shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent with the Plan as shall be contained in the Agreement referred to in Section 7(e).

(a)
At the time of the award there shall be established for each Participant a “Restriction Period” which shall be a specific period of time to be determined by the Committee.  Shares of stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period.  At the time of an award of restricted shares to a Participant, the Board may also provide for the Restriction Period to lapse according to the terms designated by the Committee.  Except for such restrictions on transfer, the Participant as owned of such shares shall have all the rights of a shareholder of Common Stock, including but not limited to the right to receive all dividends paid on such shares, subject to the provisions of Section 8, and the right to vote such shares.

(b)
Except as otherwise provided in Section 7(c), if a Participant ceases to be a full-time employee of the Company, all shares of stock theretofore awarded to him which are still subject to the restrictions imposed by Section 7(a) shall upon such termination of employment be forfeited and returned to the Company.

(c)
The restrictions imposed by Section 7(a) shall lapse with respect to the shares theretofore awarded if a Participant ceases to be an employee of the Company and its subsidiaries by reason of (i) death, (ii) disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, (iii) retirement on or after the Retirement Date, but only if such vesting and lapsing of restrictions is specifically approved by the Committee or its delegee, or (iv) the termination of the Participant’s employment by the Company, but only if such vesting and lapsing of restrictions is specifically approved by the Committee or its designee.

(d)
Any certificate issued in respect of shares awarded under the Plan shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1983 Restricted Stock Plan for CenturyTel, Inc., and an Agreement entered into between the registered owner and CenturyTel, Inc.  Copies of such Plan and Agreement are on file in the office of the Secretary of CenturyTel, Inc., Monroe, Louisiana.

If the shares awarded under the Plan are represented by book or electronic entry rather than a certificate, the Company shall take steps to restrict transfer of the shares as it deems necessary or advisable to comply with applicable law.

(e)
The Participant shall enter into an Agreement (the “Agreement”) with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters, including compliance with applicable Federal and State Securities Laws, and methods of withholding required taxes, as the Committee shall in its sole discretion determine.

(f)
At the expiration of the Restriction Period imposed pursuant to Section 7(a), the Company shall redeliver to the Participant, or his legal representative, the shares deposited with it pursuant to Section 7(d).

8.           Change in Capitalization.  In the event there is a change in classification of, or subdivision or combination of, or stock dividend on the outstanding Common Stock of the Company, the maximum aggregate number and class of shares as to which awards may be granted under the Plan shall be appropriately adjusted by the Committee whose determination shall be conclusive.  Any shares of Common Stock or other securities or assets (other than ordinary cash dividends) received by a Participant with respect to shares awarded to him which are still subject to the restrictions imposed pursuant to Section 7(a) will be subject to the same restrictions and shall be deposited by the Participant with the Company.

9.           Change of Control.

(a)	Unless otherwise provided in the Agreement, a Change of Control shall mean:

(i)
the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of CenturyTel’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(1)	any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 9(a)(iii) hereof) of Common Stock directly from the Company,

(2)	any acquisition of Common Stock by the Company,

(3)	any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(4)	any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 9(a)(iii) hereof; or

(ii)
individuals who, as of January 1, 2005, constituted the Board of Directors of CenturyTel (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyTel’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii)
consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of CenturyTel) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(1)
the individuals and entities who were the beneficial owners of CenturyTel’s outstanding Common Stock and CenturyTel’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(2)
except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either CenturyTel, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(3)
at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)	approval by the shareholders of CenturyTel of a complete liquidation or dissolution of CenturyTel.

For purposes of this Section 9, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(b)
Upon a Change of Control of the type described in clause (a)(i) or (a)(ii) of this Section 9 or upon the approval by the Board of Directors of CenturyTel of any Change of Control of the type described in clause (a)(iii) or (a)(iv) of this Section 9, all shares of stock awarded pursuant to this Plan shall automatically become fully vested, all restrictions or limitations on any shares of stock awarded shall automatically lapse and, unless otherwise provided in the Agreement, all performance criteria and other conditions relating to the shares of stock awarded shall be deemed to be achieved at the target level without the necessity of action by any person.

(c)
In the event that the consideration offered to shareholders of CenturyTel in any transaction described in this Section 9 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

10.           Amendment or Termination.  The Board may from time to time alter, amend, suspend or discontinue the Plan, except that no alteration or amendment shall, without the approval of a majority of the stockholders of the Company and entitled to vote at a duly called stockholders’ meeting, (i) increase the total number of shares which may be awarded under the Plan, except as provided in Section 8, (ii) change the standards of eligibility of employees eligible to participate in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan, or (iv) materially expand the types of awards available for grant under the Plan.  No such amendment or modification shall, however, adversely affect, without his written consent, any employee with respect to stock already awarded to him.

11.           Choice of Law.  The place of administration of the Plan shall be within the State of Louisiana and the validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder shall be determined exclusively in accordance with the laws of the State of Louisiana.  Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Louisiana, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

12.           Withholding of Taxes.  Participant shall advise the Company within 30 days of the date of the stock award whether Participant wishes to be taxes at the time of grant or at the time the Restriction Period expires.  At the time the Participant elects to be taxed, Participant shall advise the Company whether it shall withhold from regular compensation the amount of applicable taxes or Participant shall pay the Company the amount of Federal tax required to be withheld.  If so provided in the applicable Agreement, a participant will have the right to satisfy his or her withholding tax obligation in whole or in part by electing (an “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold from the shares the participant otherwise would receive shares of Common Stock having a value equal to the minimum amount required to be withheld, with the value of the shares to be delivered or withheld being based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld is determined (the “Tax Date”).  Each Election must be made prior to the Tax Date.  Notwithstanding anything to the contrary in this Plan or any Agreement, the Committee may disapprove of any Election or suspend or terminate the right to make Elections.

IN WITNESS WHEREOF, this instrument has been executed as of the date and year indicated in the Recitals on page 1 hereof.

CenturyTel, Inc.

By: /s/ Glen F. Post, III
Glen F. Post, III
Chairman of the Board and
Chief Executive Officer